================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Point West Capital Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       POINT WEST CAPITAL CORPORATION
                      1700 Montgomery Street, Suite 250
                       San Francisco, California 94111

                                 __________

                  Notice of Annual Meeting of Stockholders
                             and Proxy Statement

                                May 10, 1999

                                 __________



To the Stockholders of Point West Capital Corporation (the "Company" or "Point West"):

     You are cordially invited to attend the annual meeting of stockholders of the Company (the "Meeting") to be held at 8:00 a.m. on May 10, 1999 at Business Wire, 44 Montgomery Street, 39th Floor, San Francisco, California 94104 to:

     1. elect two directors to serve until 2002 and until their successors are elected; and

     2. to transact such other business as may properly come before the Meeting.

     All stockholders are urged to attend the Meeting or to vote by proxy. If you do not expect to attend the Meeting in person, please sign and return the accompanying proxy in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting. See "General."

     This Notice of Annual Meeting and Proxy Statement (this "Notice") is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the holders of the Company's common stock, $0.01 par value (the "Common Stock"), in connection with the Meeting and all postponements or adjournments thereof. This Notice, the accompanying proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K") are first being mailed to stockholders on or about April 15, 1999, for the purposes set forth above.

                                    GENERAL

     Only stockholders of record at the close of business on March 29, 1999 (the "Record Date") are entitled to receive notice of the Meeting and to vote the shares of Common Stock held by them on the Record Date at the Meeting or any postponements or adjournments thereof.

     If the accompanying proxy card is properly signed and returned to the Company and is not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote the shares of Common Stock represented thereby for the election as director of the Company of each of the nominees proposed by the Board of Directors. Because the Company did not receive by March 11, 1999 (the deadline determined under the Company's advance notice by-law provision) notice of any matter intended to be raised by a stockholder at the Annual Meeting, the persons designated as proxy holders in the proxy card will vote the shares represented thereby, with regard to all other matters as may properly come before the Meeting, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a revoking instruction or a duly executed proxy bearing a later date. The powers of the proxy holders will also be suspended if the person executing the proxy attends the Meeting and requests to vote in person. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on the Record Date will constitute a quorum. As of the Record Date, 3,326,624 shares of Common Stock were outstanding. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Meeting. Under Delaware law, properly executed proxies that are marked "abstain" or are held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Meeting. Abstentions will have the same effect as a vote against the proposal to which such abstention applies. Broker non-votes will be treated neither as a vote for nor as a vote against any of the proposals to which such broker non-votes apply. Proxy cards that are timely signed and returned with no other marking will be voted in accordance with the recommendation of the Board of Directors. Proxies and ballots will be received and tabulated by the transfer agent for the Common Stock. A list of stockholders of record as of the Record Date will be available at the Company's executive offices for 10 days prior to the Meeting and will also be available at the Meeting. Such list may be examined during ordinary business hours by any stockholder of record for any purpose germane to the Meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors presently consists of five members, divided into three classes, with one class of directors elected each year for a three-year term. The term of the directors in Class 1 expire in 1999. Bradley N. Rotter and Stephen T. Bow, each of whom is currently serving as a director of the Company in Class 1, have been nominated by the Board of Directors for re-election to a term expiring in 2002.

     At the Meeting, stockholders will elect two directors to Class 1. Proxies cannot be voted for more than two persons. Under Delaware law, the two nominees who receive the most votes at the meeting will be elected as directors. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election of both Bradley N. Rotter and Stephen T. Bow. See "Directors and Executive Officers" for information regarding Bradley N. Rotter, Stephen T. Bow and the other three directors whose terms of office extend beyond the Meeting.

     The Board of Directors recommends that stockholders vote "FOR" the election as a director of each of Bradley N. Rotter and Stephen T. Bow.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

     The name, age and current position(s) of each director and executive officer of Point West are as follows:


Name                                   Age          Positions and Offices with the Company
----                                   ---          --------------------------------------
Bradley N. Rotter (1)                   43          Director and Chairman of the Board of Directors
Alan B. Perper                          40          Director and President
John Ward Rotter (1)                    41          Director, Executive Vice President and Chief Financial
                                                    Officer
Stephen T. Bow                          67          Director
Paul A. Volberding, M.D.                49          Director

_______________
(1)  Bradley Rotter and John Ward Rotter are brothers.

    Bradley N. Rotter has served as a director and as Chairman of the Board of Directors since the Company's formation in September 1992. Mr. Rotter is the managing member of The Echelon Group of Companies, LLC ("New Echelon LLC"), a Delaware limited liability company which provides investment and financial services. See "Security Ownership of Certain Beneficial Owners and Management." He was the majority stockholder of The Echelon Group Inc. ("Echelon"), a financial service company which was merged into Point West in 1995, and served as a director and Chairman of the Board of Echelon from 1988 until the merger. In addition, Mr. Rotter is a member of the Board of Directors of Homeseekers.com, Inc.

    Alan B. Perper has served as a director and as President since the Company's formation. Mr. Perper is a member of New Echelon LLC and was a stockholder and director of Echelon and its Senior Vice President from 1991 until the merger.

    John Ward Rotter has served as a director and as an executive officer since the Company's formation. He has served as Executive Vice President (since 1994) and Chief Financial Officer (since September 1995). Mr. Rotter is a member of New Echelon LLC, was a stockholder and director of Echelon and served as Echelon's President from 1988 until the merger.

    Stephen T. Bow has served as a director of the Company since March 1996. He has been the owner and president of Steve Bow & Associates, Inc., a business consulting firm, since January 1, 1997. He served as Chairman and Chief Executive Officer of Anthem Life Insurance Companies from October 1994 to December 1996 (served as President and Chief Executive Officer of Anthem Life Insurance Co. from June 1993 to October 1994) and Community National Assurance Company from October 1994 to December 1996. He also served as Executive Vice President and a director of Associated Insurance Companies, Inc. (re-named Anthem, Inc.) (from June 1993 to December 1996) and Chairman of Acordia of San Francisco, a subsidiary of Acordia, Inc., an insurance broker (October 1993 to August 1996). From 1993 to June 1994, Mr. Bow served as Chairman of the Board and Chief Executive Officer of Southeastern Mutual, Inc. and Southeastern United Corporation, each of which is a health insurance company.

     Paul A. Volberding, M.D. has served as a director of the Company since March 1996. Dr. Volberding has been a professor or associate professor of medicine at the University of California, San Francisco since 1987 and the director of the Center for AIDS Research at that institution since 1988. He has also served as the chief of the Medical Oncology Division and the AIDS Program at San Francisco General Hospital for over ten years.

    The Board of Directors elects executive officers annually and such officers serve at the discretion of the Board of Directors.

Board of Directors

 Classification of Board

     The Board of Directors, which presently consists of five members, is divided into three classes (designated Class 1, Class 2 and Class 3) as nearly equal in number as possible. Currently, Class 1 consists of Bradley N. Rotter and Stephen T. Bow, Class 2 consists of Alan B. Perper and Paul A. Volberding and Class 3 consists of John Ward Rotter, who serve until the Company's annual stockholders' meetings to be held in 1999, 2000 and 2001, respectively. At each annual stockholders' meeting, directors nominated to the class of directors whose term is expiring at that annual meeting will be elected for a term of three years, and the remaining directors will continue in office until their respective terms expire. Accordingly, approximately one-third of the Company's directors is elected at each annual stockholders' meeting and generally a director will stand for election only once every three years.

 Committees

     The Board of Directors has an Audit Committee, currently comprised of Stephen T. Bow, John Ward Rotter and Paul A. Volberding, and a Compensation Committee, currently comprised of Stephen T. Bow and Paul A. Volberding. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the Company's independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and review and approve (with the concurrence of a majority of the disinterested directors, if any, of the Company) transactions, if any, with affiliated parties. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all officers, review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, and administer the Company's Amended and Restated 1995 Stock Option Plan (the "Option Plan"). The Board of Directors also has a Director Plan Committee, currently comprised of Bradley N. Rotter and Alan B. Perper, the sole function of which is to administer the Stock Option Plan for Non-Employee Directors (the "Director Plan"). The Board of Directors does not have a nominating committee.

 Meetings

     During 1998, three meetings of the Board of Directors were held, two meetings of the Audit Committee were held and three meetings of the Compensation Committee were held. The Director Plan Committee did not meet during 1998. During 1998, all directors attended 100%, in the aggregate, of the number of meetings of the Board of Directors and the committees of which they were members during their periods of service as directors and committee members.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4 and 5 furnished to the Company by its directors and Executive Officers and by persons known to the Company to beneficially own 10% or more of the outstanding common stock, the Company notes that each of Bradley N. Rotter, John Ward Rotter and Alan B. Perper disclosed on a Form 5 three transactions by New Echelon LLC that should have been reported by each of them on a Form 4.

                             EXECUTIVE COMPENSATION

Compensation of Directors

     The Company pays each non-employee director an annual retainer of $15,000 and a fee of $750 for each board or committee meeting attended. All directors are reimbursed for expenses incurred to attend meetings of the Board of Directors or committees thereof.

     In addition, the Director Plan provides for the automatic grant of certain options to non-employee directors. Any person who becomes a non-employee director automatically receives at such time a non-qualified option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant (i.e. the date of becoming a director). Such options vest 34%, 33% and 33% at the first, second and third annual stockholders' meeting, respectively, following the date of grant if the non-employee director serves as such through such meeting. The Director Plan also provides that at each annual stockholders' meeting, each non-employee director elected at or continuing his term after such meeting receives automatically a non-qualified option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant (i.e. the date of the stockholders' meeting). Such options vest 100% after the non-employee director has served as such until the next annual stockholders' meeting. All options vest immediately (to the extent they would have vested at the next annual stockholders' meeting) upon a Change of Control (as defined in the Director Plan). Each option expires after ten years or earlier upon certain events. During 1998, each of Mr. Bow and Dr. Volberding received on the date of the 1998 annual stockholders' meeting an option under the Director Plan to purchase 5,000 shares of Common Stock with a per share exercise price of $6.50.

     Finally, the Option Plan permits discretionary grants of stock options to non-employee directors. No options have been granted yet to non-employee directors.

Summary Compensation Table

     The table below provides information relating to compensation for the years ended December 31, 1998, 1997 and 1996, for each of the Company's executive officers. The amounts shown below reflect all compensation which was earned in the respective year by the executive officers.

                           Summary Compensation Table
                           --------------------------

                                                                        Long-Term
                                                                      Compensation
                                          Annual Compensation            Awards
                                     -----------------------------  ---------------------     All Other
Name and                                                            Securities Underlying    Compensation
Principal Position           Year      Salary ($)      Bonus ($)      Options/SARs (#)          ($)(1)
--------------------------  -------  --------------  -------------  ---------------------   --------------
Bradley N. Rotter              1998        175,000         17,500                 10,000              18,168
  Chairman of the Board        1997        165,000         17,500                 10,000              18,228
                               1996        115,000         17,250                     --              16,928

Alan B. Perper                 1998        175,000         17,500                 10,000              18,168
  President                    1997        165,000         17,500                 10,000              18,228
                               1996        115,000         17,250                     --              16,928

John W. Rotter                 1998        175,000         17,500                 10,000              18,168
 Executive Vice President      1997        165,000         17,500                 10,000              18,228
                               1996        115,000         17,250                     --              14,476

_______________
(1) Represents contributions to the Company's profit sharing plan related to compensation earned during the indicated year.

Options

  The Option Plan authorizes the granting of options to purchase shares of Common Stock to employees (including officers) and consultants of the Company and its subsidiaries. The Compensation Committee is authorized to grant options with such terms, including price, vesting, termination and other, as they deem appropriate.

  The following tables provide information relating to stock options granted to the executive officers during 1998 under the Option Plan and options held by the executive officers at the end of 1998. No executive officer exercised a stock option during 1998. No SARs have been granted to the executive officers.

                     Option/SAR Grants in Last Fiscal Year
                     -------------------------------------


                                         Individual Grants(1)                                   Potential
                    ------------------------------------------------------------------           Realizable
                       Number of                                                           Value at Assumed Rates
                      Securities      Percent of Total                                         of Stock Price
                      Underlying        Options/SARs                                         Appreciation For
                       Options/          Granted to         Exercise                          Option Terms (3)
                         SARs           Employees in        or Base       Expiration       ----------------------
Name                    Granted         Fiscal Year       Prices (2)         Date             5%            10%
------------------  ---------------  -----------------   -------------   -------------     ---------    ---------
Bradley N. Rotter            10,000                8.7%         $2.475        11/25/03     6,838        $15,110

Alan B. Perper               10,000                8.7%         $2.475        11/25/03     6,838        $15,110

John Ward Rotter             10,000                8.7%         $2.475        11/25/03     6,838        $15,110

_______________
(1) Options are incentive stock options. Options vest with respect to 25% of the shares covered thereby on each of the first through fourth anniversaries of the date of grant. Options will vest in full upon a Change of Control (as defined in the agreements evidencing the options).
(2)  Represents 110% of the fair market value on the date of grant.
(3) Based on a five-year option term and annual compounding, the 5% and 10% calculations are set forth in compliance with Securities and Exchange Commission rules. The appreciation calculations are not necessarily indicative of future values of stock options or of the Common Stock.

              Aggregated Option/SAR Exercises in Last Fiscal Year
              ----------------------------------------------------
                     and Fiscal-Year End Option/SAR Values
                     -------------------------------------

                             Number of Securities             Value of Unexercised
                            Underlying Unexercised                In-The-Money
                                Options/SARs at                 Options/SARs at
                             Fiscal Year End (#)              Fiscal Year-End ($)
         Name             Exercisable/Unexercisable      Exercisable/Unexercisable (1)
----------------------  ------------------------------  --------------------------------
Bradley N. Rotter                       2,000 / 18,000                  $4,124 / $46,746

Alan B. Perper                          2,000 / 18,000                  $4,124 / $46,746

John Ward Rotter                        2,000 / 18,000                  $4,124 / $46,746

_______________
(1) Value is calculated by multiplying the number of shares of Common Stock underlying the stock option by the difference between the closing price of a share of Common Stock on December 31, 1998 as reported by The Nasdaq Stock MarketSM ($5.50) and the exercise price of the stock option.

Profit-Sharing Plan

     The Company maintains a profit sharing plan (the "Plan") for its employees. Each employee who has been employed for at least one year becomes a participant in the Plan. The Plan provides for discretionary annual contributions by the Company for the account of each participant. In any year in which the Plan is "top-heavy" within the meaning of the Code, the Plan requires, consistent with the Code, that a minimum contribution be made for non-key employees. The contribution is allocated among participants based on their compensation under an allocation formula integrated with Social Security. Participants vest 20% in their Plan accounts after two years of service (excluding any service prior to 1993) and an additional 20% after each of the next four years of service. Upon termination following permanent disability or on retirement at or after age 65, all amounts credited to a participant's account are distributable, in a lump sum payment or in installments, as directed by the participant. Upon death, all amounts credited to a participant's account become fully vested and are distributed to the participant's surviving spouse or designated beneficiary.

Compensation Committee Interlocks and Insider Participation

     During 1998, the Compensation Committee was comprised of Mr. Bow and Dr. Volberding.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors is comprised of two non-employee directors. This Committee's responsibilities include approving compensation for all officers, reviewing and recommending to the Board of Directors the terms and conditions of all employee benefit plans and changes thereto and administering the Option Plan.

     The Compensation Committee's goals are to assure that executive compensation is linked to the Company's business strategies, goals and performance, and that the Company's programs attract, retain and motivate the high quality executives required for the success of the business. These objectives are achieved through the programs summarized below.

     All three of the Company's executive officers received essentially the same compensation during 1998 because the Compensation Committee determined that the officers contributed different, but equally valuable, services to the Company.

 Base Salary

     The Compensation Committee did not change the executive officer's base salaries. The table under "Executive Compensation -- Summary Compensation Table" reflects $10,000 salary increases because 1998 included a full year's benefit of raises granted in the middle of 1997. Base salaries for the executive officers will continue to be determined by evaluating the responsibilities of the respective position and comparing (informally) such salaries to those of other executive positions in the marketplace. From time to time, the Compensation Committee may survey executive salaries of companies in the financial services industries for purposes of such comparison.

 Annual Bonuses

     The executive officers have an opportunity to earn annual bonuses based on financial and non-financial goals. There are no set preferences for any financial or non-financial performance measure, and the Compensation Committee's decision regarding the bonus is ultimately subjective. There is no requirement for an annual bonus. The Compensation Committee awarded each of the executive officers an annual bonus payout with respect to 1998 equal to 10% of annual salary in 1998. The significant factors in the decision for the 1998 bonus were the successful consummation of arranging a financing for loans to funeral home and cemetery owners, the initiating of a new business during 1998 and growing its small business investment company.

 Stock Options

     The Compensation Committee has the authority to grant stock options to the executive officers under the Option Plan and to determine the terms of such options. The Compensation Committee believes that stock options can serve to focus the executive officers on long-term objectives, including maximization of stockholder value. The Compensation Committee's decision regarding stock option grants is ultimately subjective. There is no requirement for stock option grants. During 1998, the Compensation Committee granted each of the executive officers a stock option for 10,000 shares of Common Stock which will vest over a four-year period. The exercise price of the options is equal to 110% of the fair market value on the date of grant. The significant factors in the decision for the stock option grants were the successful consummation of arranging a financing for loans to funeral home and cemetery owners, the initiating of a new business during 1998 and growing its small business investment company.

 Profit Sharing Plan

     The Company's profit sharing plan also provides long term incentive for the executive officers and other employees. The Compensation Committee decides the Company's overall annual contribution percentage for all plan participants. In 1998, the Company made a contribution of 10% of the eligible compensation base. The contribution is allocated among participants based on their compensation under an allocation formula integrated with Social Security. See "--Profit-Sharing Plan."

 Limitations on Deductibility

     Section 162(m) of the Internal Revenue Code places a $1 million limit on the deductibility of compensation paid to certain executive officers in any taxable year. Given current compensation levels, the Compensation Committee believes that the limits imposed by Section 162(m) pose minimal risk to the Company. The Compensation Committee will continue to evaluate the risk posed by
Section 162(m).

The Compensation Committee

Stephen T. Bow
Paul A. Volberding

Performance Graph

     The following graph compares the yearly change in the Company's cumulative return on its Common Stock for the period commencing on February 14, 1996 (the date of the Company's initial public offering) and ending on December 31, 1998 with that of the Nasdaq Financial Stock Index and the Nasdaq Stock Market Index. The comparison assumes $100 was invested on February 14, 1996 in Common Stock and in each of the foregoing indices and that dividends were reinvested.

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period                  Point West         Nasdaq Financial     Nasdaq Stock
(Fiscal Year Covered)          Capital Corporation       Stock Index        Market Index
For period ending 2/14/96              $100                  $100               $100
For period ending 12/31/96             $ 20                  $126               $119
For period ending 12/31/97             $ 29                  $192               $146
For period ending 12/31/98             $ 42                  $198               $193

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 29, 1999, certain information with respect to the beneficial ownership of the Company's Common Stock by: (a) each person owning of record or known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock; (b) each director;
(c) each executive officer and (d) all of the executive officers and directors of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or stockholder, as the case may be, or has been derived from documents filed with the Securities and Exchange Commission. See "--New Echelon LLC;" "Directors and Executive Officers" and "Certain Relationships and Related Transactions."


                                                             Number of        Percent of
Name                                                         Shares (1)         Shares
----                                                      ----------------  --------------
Bradley N. Rotter (2)...................................          757,778             22.8
Alan B. Perper (2) (3)..................................          342,665             10.3
John Ward Rotter (2) (4)................................          326,581              9.8
Perper/Raiche Revocable Trust...........................          257,665              7.7
Janet G. Raiche (3).....................................          257,665              7.7
Stephen T. Bow (5)......................................           20,000                *
Paul A. Volberding, M.D (5).............................           20,000                *
Fleet Financial Group, Inc. (6).........................          223,000              6.7
All directors and executive officers as a group (7).....        1,301,024             38.4

___________________
 *   Less than 1%
(1) Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act.
(2) Includes 83,000 shares held by Lodestone Capital Fund, LLC ("Lodestone Capital") and 2,000 shares subject to a stock option granted to each of Bradley N. Rotter, Alan B. Perper and John Ward Rotter and exercisable within 60 days of March 29, 1999. See "--New Echelon LLC" and "Executive Compensation--Options." Each of Bradley N. Rotter, Alan B. Perper and John Ward Rotter disclaim beneficial ownership of shares held by Lodestone Capital except to the extent of their direct and indirect interests in Lodestone Capital.
(3) Includes 257,665 shares held by the Perper/Raiche Revocable Trust (the "Perper/Raiche Trust"). See "--New Echelon LLC."
(4) Includes 13,500 shares of Common Stock subject to a stock option granted to Mr. Rotter's wife and exercisable within 60 days of March 29, 1999. Mr. Rotter disclaims beneficial ownership of these shares.
(5) Represents shares issuable within 60 days of March 29, 1999 pursuant to the exercise of stock options granted under the Director Plan.
(6) According to its most recently filed Schedule 13G, as of December 31, 1998, Fleet Financial Group, Inc. had sole voting power over 220,000 and sole dispositive power over 223,000 shares. Its address is One Federal Street, Boston, Massachusetts 02110.
(7)  See footnotes (2), (3), (4) and (5) above.

New Echelon LLC

     The following information is given as of March 29, 1999. Lodestone Capital, Lodestone Partners, LLC ("Lodestone Partners"), New Echelon LLC, Bradley N. Rotter, John Ward Rotter, Alan B. Perper, the Perper/Raiche Trust and Janet G. Raiche file a Schedule 13D as a group. New Echelon LLC is a member of Lodestone Capital, which is the record holder of 83,000 shares of Common Stock (approximately 2.5%). New Echelon LLC is also a member of Lodestone Partners, which is in turn the manager of Lodestone Capital. Lodestone Partners is managed by a board of managers composed of John Ward Rotter and Michael Fitzsimmons, who is the other member of Lodestone Partners.

     Pursuant to the Lodestone Partners Operating Agreement between New Echelon LLC and Mr. Fitzsimmons, Mr. Fitzsimmons has sole investment power with respect to the investments of Lodestone Capital. The Operating Agreement is, however, silent on the subject of voting power with respect to securities held by Lodestone Capital. Therefore, through John Ward Rotter, New Echelon LLC may be deemed to share voting power with respect to securities held by Lodestone Capital and, thus, to be the beneficial owner of the shares of Common Stock held of record by Lodestone Capital. New Echelon LLC disclaims beneficial ownership of the shares of Common Stock held of record by Lodestone Capital, except to the extent of its equity interest in Lodestone Capital.

     Bradley N. Rotter, John Ward Rotter and Alan B. Perper constitute all of the members of New Echelon LLC and, as such, may be deemed to be the beneficial owners of the shares of Common Stock held of record by Lodestone Capital. Alan
B. Perper and John Ward Rotter disclaim beneficial ownership of the shares of Common Stock held of record by Lodestone Capital, except to the extent of their respective equity interests in New Echelon LLC and New Echelon LLC's respective equity interest in Lodestone Capital. Bradley N. Rotter acknowledges beneficial ownership of approximately 50,337 shares of Common Stock held of record by Lodestone Capital, which are attributable to the equity interest in Lodestone Capital of the Bradley N. Rotter Self-Employed Pension Plan and Trust, but otherwise disclaims beneficial ownership of the shares of Common Stock held of record by Lodestone Capital, except to the extent of his respective equity interest in New Echelon LLC and New Echelon LLC's respective equity interest in Lodestone Capital. Bradley N. Rotter is the record holder of 672,778 shares of Common Stock and holds stock options. John Ward Rotter is the record holder of 228,081 shares of Common Stock and holds stock options.

     Lodestone Partners is the manager of Lodestone Capital and, as such, may be deemed to be the beneficial owner of the shares of Common Stock held of record by Lodestone Capital. Lodestone Partners, however, currently has only a nonparticipating (or "carried") interest in Lodestone Capital and, therefore, disclaims beneficial ownership of the shares of Common Stock held of record by Lodestone Capital.

     The Perper/Raiche Trust is the record holder of 257,665 shares of Common Stock. Alan B. Perper and Janet G. Raiche, as trustees of the Perper/Raiche Trust, may be deemed to be the beneficial owners of the shares of Common Stock held of record by the Perper/Raiche Trust, but each of them disclaims beneficial ownership of such shares, except to the extent of their respective beneficial interests under the Perper/Raiche Trust. Mr. Perper also holds stock options.

     The address for New Echelon LLC, Bradley N. Rotter, John Ward Rotter and Alan B. Perper is 1700 Montgomery Street, Suite 250, San Francisco, California 94111. The address for Lodestone Capital and Michael Fitzsimmons is 31 Davies Street, 5th floor, London WIY 1FN, England. The address for Lodestone Partners is P.O. Box 8819, Incline Village, Nevada 89452. The address for the Perper/Raiche Trust and Janet G. Raiche is 17 Reed Ranch Road, Tiburon, California 94920.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Allocation and Accrual of Expenses

     New Echelon LLC, which is controlled by Bradley N. Rotter, Alan B. Perper and John Ward Rotter, shares office space and other expenses with the Company. In February 1996, the Company executed an agreement with New Echelon LLC which governs the allocation of certain shared expenses. The agreement provides that, so long as New Echelon LLC uses a portion of the space leased by the

Company in San Francisco, New Echelon LLC will pay an amount equal to 35%
(20% effective as of January 1, 1999) of the amount of rent and required liability insurance premiums paid by the Company in connection with such space. New Echelon LLC's right to use the space will terminate on the earlier of (i) the date the agreement terminates, (ii) three days after New Echelon LLC notifies the Company that New Echelon LLC no longer desires to use any portion of the space, or (iii) three days after the Company notifies New Echelon LLC that New Echelon LLC may no longer use any portion of the space. The agreement also acknowledges that the Company currently employs, and may hereafter hire, individuals who regularly perform functions on behalf of both the Company and New Echelon LLC ("shared employees"). Pursuant to the agreement, New Echelon LLC
(i) pays directly to (or on behalf of) each shared employee a designated percentage of such shared employee's salary and any contributions to defined benefit plans, and (ii) reimburses the Company a specified percentage of the Company's costs of all other benefits paid to (or on behalf of) such shared employee. Such percentage is determined by reference to the percentage of time such shared employee devotes to each entity. Once a month, the Company and New Echelon LLC reassess the identity of shared employees. The provisions regarding shared employees will terminate on the date the agreement terminates, which will be the earlier of (i) April 1999, subject to one-year automatic extensions in the absence of 30 days' written notice of termination by the Company, or (ii) the date the lease for the shared office space terminates or expires. Under the agreement, each party is responsible for providing, at its sole cost and expense, all supplies it will need. During 1998, pursuant to this agreement, New Echelon LLC paid rent and insurance in the amount of $32,273 and paid $80,643 of compensation for shared employees.

     The Company's current lease expires in May 1999. The Company anticipates that its arrangement with New Echelon LLC will continue, with substantially similar terms, under the Company's new lease.

Indemnification

     On December 19, 1996, a complaint was filed in the United States District Court, Northern District of California (the "Court") (Docket No. C96-4558) against Dignity Partners, Inc. (now Point West Capital Corporation) and each of its directors by three individuals purporting to act on behalf of themselves and an alleged class consisting of all purchasers of the Company's common stock during the period February 14, 1996 to July 16, 1996. The complaint alleged that the defendants violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder and Section 11 of the Securities Act of 1933 and seeks, among other things, compensatory damages, interest, fees and costs. The allegations were based on alleged misrepresentations in and omissions from the Company's registration statement and prospectus related to its initial public offering and certain documents filed by the Company under the Exchange Act. On April 24, 1998, the Court granted the Company's and other defendants' motion to dismiss as it related to the Section 11 claims with prejudice but denied the motion to dismiss the claims under Section 10(b) and Rule 10b-5 as to all defendants other than Mr. Bow, one of Point West's directors. Plaintiffs have appealed this dismissal to the United States Circuit Court for the Ninth Circuit. Plaintiffs have also filed a motion for class certification which the remaining defendants have opposed. On November 13, 1998, the Court granted plaintiff's motion for class certification. On March 11, 1999, the defendants filed a motion for summary judgement that is scheduled to be heard in May 1999. The case is currently in discovery. A trial date has been set for October 1999. The Company and each of the remaining defendants intend to continue to defend the action vigorously.

     On February 13, 1997, a complaint was filed in the Superior Court of California, City and County of San Francisco (Docket No. 984643) against Dignity Partners, Inc., and each of its executive officers and New Echelon LLC by an individual purporting to act on behalf of himself and an alleged class consisting of all purchasers of the Company's common stock during the period February 14, 1996 to July 16, 1996. The complaint alleges that the defendants violated section 25400 of the California Corporate Code and seeks to recover damages. The allegations are based on alleged misstatements, concealment and/or misrepresentations and omissions of allegedly material information in connection with the Company's initial public offering and subsequent disclosures. The case has been stayed since its inception by agreement of the parties. The Company and each of the defendants intend to defend the action vigorously.

     In accordance with the Company's certificate of incorporation and Delaware law, the Company is paying expenses (including attorneys' fees) incurred by each executive officer and director in defending such cases in advance of the final disposition of such cases on the condition that each such individual shall repay the amounts advanced if it is ultimately determined that such individual is not entitled to be indemnified by the Company.

                            INDEPENDENT ACCOUNTANTS

     KPMG LLP ("KPMG") has served as the Company's independent accountants since 1995. KPMG continues to serve as the Company's independent accountants. Representatives of KPMG are expected to be present at the Meeting to respond to appropriate questions and to make such statements as they desire.

                                 OTHER MATTERS

     As of the date of this Notice, the Company knows of no business that will be presented for consideration at the Meeting other than the election of two directors. Because the Company did not receive by March 11, 1999 notice of any matter intended to be raised by a stockholder, proxies will be voted in respect of any other matters as may properly come before the Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 2000 annual meeting of stockholders (the "2000 Meeting") and to be considered for inclusion in the Company's proxy and proxy statement related to the 2000 Meeting must be received by the Secretary of the Company by December 18, 1999.

     Any stockholder intending to propose any matter at the 2000 Meeting but not intending for the Company to include the matter in its proxy statement and proxy for the 2000 Meeting must notify the Company 60 days before the meeting or, if the Company does not announce the date of the meeting at least 75 days before the date of the meeting, by the tenth business day following announcement of the meeting date. If the Company does not receive such notice by the applicable deadline, the notice will be considered untimely. The Company's proxy for the 2000 Meeting will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any such matter of which the Company does not receive notice by the applicable deadline. Assuming that the Company held the 2000 Meeting on May 10, 2000 and the date was announced at least 75 days before May 10, 2000, the applicable deadline would be March 13, 2000.

     Any stockholder wishing to submit a proposal at the 2000 Meeting must also comply with certain provisions of the Certificate of Incorporation and the Company's Amended and Restated By-Laws (collectively, the "Charter Documents"). The Company will provide (without charge) a copy of the Charter Documents to any holder of record of Common Stock. Notices regarding stockholder proposals and requests for copies of the Charter Documents should be directed to: Secretary, Point West Capital Corporation, 1700 Montgomery Street, Suite 250, San Francisco, California 94111.



                                   By order of the Board of Directors,

                                   /s/ John Ward Rotter

                                   John Ward Rotter
                                   Secretary

April 15, 1999

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       POINT WEST CAPITAL CORPORATION

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 10, 1999

        The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 1998 of POINT WEST CAPITAL CORPORATION (the "Company") and hereby appoints Bradley N. Rotter, Alan B. Perper and John Ward Rotter, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote all shares of common stock of the Company held of record by the undersigned at the close of business on March 29, 1999, at the annual meeting of stockholders of the Company to be held at 8:00 a.m. on May 10, 1999, and at any adjournment thereof, as follows:

               (Continued and to be signed on the reverse side)


________________________________________________________________________________

If this proxy is properly executed, the shares represented hereby will be voted in the manner           Please mark
directed and, in the absence of direction as to the manner of voting, will be voted FOR the             your votes      [X]
election as director of each of the nominees listed, as set forth in the Notice of Annual               as indicated
Meeting of Stockholders and Proxy Statement.

1. ELECTION OF DIRECTORS:               2.  As recommended by the Board of Directors, or if no
AUTHORITY TO      WITHHOLD                  such recommendation is given in their discretion, to
  VOTE FOR      authority to                vote upon such other business as may properly come
both nominees  vote for both                before said meeting or any adjournment thereof.
listed (except    nominees
 as indicated      listed.
    below).
     [_]            [_]

(INSTRUCTION: To withhold authority to vote for either nominee, write that nominee's name in the space provided below.)

Bradley N. Rotter and Stephen T. Bow

________________________________________________                                                                  I plan to attend
                                                                                                                    the meeting.
                                                                              ___________                               [_]
                                                                                        |
                                                                                        |      STOCKHOLDERS ARE URGED TO MARK, DATE,
                                                                                               SIGN AND RETURN THIS PROXY PROMPTLY
                                                                                               IN THE ENVELOPE PROVIDED, WHICH
                                                                                               REQUIRES NO POSTAGE IF MAILED IN
                                                                                               THE UNITED STATES.

Signature(s)                                                                    Date:
           ______________________________________________________________            ______________________________________________

Please date this proxy and sign exactly as name(s) appears above and return signed proxy in enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.